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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



                Date of Report (Date of earliest event reported)

                                 April 7, 1997

                          PHARMCHEM LABORATORIES, INC.
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             (Exact name of registrant as specified in its charter)


       California                   0-19371                 77-0187280
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     (State or other              (Commission                 (I.R.S.
      jurisdiction)                File No.)            Identification No.)


   1505-A O'Brien Drive, Menlo Park, California                    94025
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     (Address of principal executive offices)                    (Zip Code)



                                 (415) 328-6200
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              (Registrant's telephone number, including area code)
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ITEM 4.   Changes in Registrant's Certifying Accountant

         On April 7, 1997, the Board of Directors of PharmChem Laboratories, Inc. (the "Company") determined to dismiss Arthur Andersen LLP ("Arthur Andersen") as its principal accountant and to retain KPMG Peat Marwick LLP ("KPMG") in that capacity. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors of the Company.

         The audit reports of Arthur Andersen on the Company's financial statements for either of the past two years have not contained an adverse opinion or a disclaimer of opinion, nor have its opinions been qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the Company's replacement of its principal accountant, there were no disagreements with Arthur Andersen on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, caused it to make a reference to the subject matter of the disagreement in connection with its reports.

         The Company has provided Arthur Andersen with a copy of the disclosures made under this Item 4, and Arthur Andersen has furnished the Company with a letter addressed to the Commission stating that it agrees with the statements made by the Company in response to this Item 4. Such letter is filed as Exhibit 16 to this report.

ITEM 7.   Exhibits

         The following Exhibit is filed with this report on Form 8-K:

         16. Letter dated April 8, 1997 from Arthur Andersen LLP to the Commission.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PHARMCHEM LABORATORIES, INC.
                                               (Registrant)



April 10, 1997                          /s/  David A. Lattanzio
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(Date)                                       David A. Lattanzio
                                             Vice President and
                                             Chief Financial Officer